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                                                                 EXHIBIT 23.2


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Northland Cranberries, Inc.
Wisconsin Rapids, Wisconsin


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated August 12, 1997, relating to the financial statements and schedules of Minot Food Packers, Inc. for the year ended June 30, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                          /s/  BDO Seidman, LLP

Philadelphia, Pennsylvania
May 19, 1998